Exhibit 99.1

              RCG Companies Completes $4.3 Million Equity Financing
              - Company Reports Chartered Leisure Tour Destinations
                     Were Unaffected by Recent Hurricanes -

Charlotte,  NC - September 16, 2004 - RCG Companies  Incorporated  ("RCG", Amex:
RCG) announced today that it has closed on an equity financing agreement with institutional and accredited investors through the sale of $4,300,000 of unsecured convertible preferred stock and associated warrants and additional investment rights to purchase an aggregate of 4,574,468 shares of common stock at prices ranging from $1.03 to $1.20. The preferred stock bears an annual dividend rate of 6% and converts into shares of RCG common stock at a fixed price of $.94 per share, subject to anti-dilution provisions. RCG has granted registration rights in connection with the equity financing. Further details of the financing are set forth in the Current Report on form 8-K that has been filed with the SEC by RCG contemporaneously herewith.

Separately, RCG reported that all of the leisure tour destinations that it currently offers charter vacation packages to throughout the Caribbean and Mexico have been unaffected by the recent hurricanes - Charley, Frances and Ivan.

Commenting on the announcement, Michael D. Pruitt, Chief Executive Officer of RCG, stated, "This financing will allow RCG to continue to execute the business plans of the travel businesses in our seasonally slower travel months of the year into what we believe will be a profitable calendar year 2005. We are confident that additional measures planned to be instituted over the next four months, including renegotiation of contracts and announcements regarding airline partners, will result in significant cost savings and a platform to achieve profitability."

About RCG Companies Incorporated

RCG Companies Incorporated (www.rcgcompanies.com) is focused on delivering to its shareholders rapidly growing, relatively low-risk revenues, along with increasing earnings per share. The majority of RCG's revenues are currently derived from its wholly owned travel service organizations, SunTrips(R) and Vacation Express(R), which deliver leisure and vacation travel packages, together making RCG one of the largest leisure travel tour operators in the United States. RCG is also involved in the technology services sector, through its wholly owned software and information technology services segment, Logisoft Corp.

Statements in this news release about anticipated or expected future revenue or growth or expressions of future goals or objectives, including statements regarding whether current plans to grow and strengthen the Company's existing network will be implemented or accomplished, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements in this release are based upon information available to the Company on the date of this release.

Any forward-looking statements involve risks and uncertainties, including the risk that the Company will be unable to grow or strengthen its network due to a lack of capital or an inability to identify acquisition candidates and that the Company may not realize anticipated cost savings or revenue growth opportunities associated with restructuring certain operational and financial policies, procedures, and contracts of SunTrips(R) and Vacation Express(R) Additionally, forward-looking statements concerning the performance of the travel and leisure industry are based on current market conditions and risks, which may change as the result of certain regulatory, political or economic events, a shift in consumer travel preferences, as well as those risks and uncertainties described in the Company's filings with the Securities and Exchange Commission, that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

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Investor Contact:
Robert B. Prag, President
The Del Mar Consulting Group, Inc.
(858) 794-9500
bprag@delmarconsulting.com